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                                                                      Exhibit 21


               SUBSIDIARIES OF PARK PLACE ENTERTAINMENT CORPORATION


1.    Grand Casinos, Inc., a Minnesota corporation
2.    Park Place Finance Corp., a Nevada corporation
3.    Parball Corporation, a Nevada corporation
4.    Consolidated Supplies, Systems, and Services, a Nevada corporation
5.    PPE--ASP, Inc., a Nevada corporation
6.    LVH Corporation, a Nevada corporation
7. MGM Grand--Bally's Monorail Limited Liability Co., a Nevada limited liability company
8.    GNOC Corp., a New Jersey corporation
9.    Bally's Land Ventures, Inc., a New Jersey corporation
10.   Atlantic City Country Club, Inc., a New Jersey corporation
11.   Bally's Casino Management, Inc., a Nevada corporation
12.   Bally's Louisiana, Inc., a Louisiana corporation
13.   Bally's Manager, Inc., a Maryland corporation
14.   Bally's Maryland, Inc., a Maryland corporation
15.   Bally's Midwest Casino, Inc., a Delaware corporation
16.   Bally's Operator, Inc., a Delaware corporation
17.   Bally's Park Place Funding, Inc., a Delaware corporation
18.   Bally's Park Place Realty Co., a New Jersey corporation
19.   Bally's Park Place, Inc., a New Jersey corporation
20.   Bally's Tunica, Inc., a Mississippi corporation
21.   Bally Data Systems, Inc., an Illinois corporation
22.   Benco, Inc., a Nevada corporation
23.   BI Gaming Corporation, a Nevada corporation
24. Conrad International Hotels Corporation--SA (Proprietary) Limited, a South Africa corporation
25.   FHR Corporation, a Nevada corporation
26.   Flamingo Hilton--Laughlin, Inc., a Nevada corporation
27.   BL Development Corp., a Minnesota corporation
28.   Grand Casinos of Mississippi, Inc., a Minnesota corporation
29.   Grand Casinos Mississippi Development, Inc., a Minnesota corporation
30.   BL Resorts I, L.L.C., a Minnesota limited liability company
31.   GCG Resorts I, L.L.C., a Minnesota limited liability company
32. Grand Casinos of Mississippi, L.L.C. Gulfport, a Mississippi limited liability company
33.   Bally's Olympia Limited Partnership, a Delaware limited partnership